Exhibit 10.18

Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the registrant if publicly disclosed. The excluded information has been bracketed.

Loan Contract

Loan Contract

Contract No.: PA(SZ)DZ No.B251201903010001

☐ Non-credit line facility

☒ Credit line facility	Credit line contract name: Comprehensive Credit Line Contract

Credit line contract No.: PYZLKHSBZZ20180326 No.001

Party A (Lender): Ping An Bank Co., Ltd., Shenzhen Branch

Address: Ping An Bank Building, 1099 Shennan Middle Road, Futian District, Shenzhen

Legal representative (responsible person): [***]

Tel: [***]

Party B (Borrower): Shanghai OneConnect Financial Technology Co., Ltd. (上海壹账通金融科技有限公司)

Address: 9F&10F, 166 Kaibin Road, Xuhui District, Shanghai

Legal representative: [***]

Tel: [***]

Party B has applied to Party A for a loan. In accordance with the Contract Law, relevant laws and regulations, Party A and Party B enter into this Contract, by mutual agreement.

Article 1 Loan

1.1 Loan amount: (Currency) RMB (in figures) 1,200,000,000.00 (in words) SAY RMB ONE THOUSAND TWO HUNDRED MILLION ONLY.

1.2 The purpose of the loan is Option (1):

(1) The loan is used for capital turnover in daily operation of Party B, and the repayment of bank working capital loans that are rated “pass”, as well as related-party working capital loans.

(2) [***]

1.3 The loan term is Option (2):

(1) from               to            .

(2) 12 ☐ days  ☒ months  ☐ years

The actual loan amount, start date and end date shall be as indicated in the receipt for the loan.

In case of an event of default hereunder and if Party A requires Party B to repay the loan in advance immediately, the loan shall become due upon the occurrence of such event.

If the loan is disbursed in tranches, the maturity date of each tranche shall not be later than the maturity date of the first tranche.

1.4 Loan interest rate

1.4.1 The loan interest rate under this Contract shall be determined as follows, except for the loan interest rate for the first tranche, which shall be as indicated in the receipt for the loan (please tick (☒) the box as appropriate):

☒ the benchmark interest rate for loans with the same term for the same period published by the People’s Bank of China on the loan disbursement date ☒ upwards/ ☐ downwards [***]%.

☐ [***]

☐ [***]

☐ [***]

☐ [***]

☐ [***]

☐ [***]

Interest is based on the actual number of days outstanding, with the daily interest rate for UK pound and Hong Kong dollar = the annual interest rate /365, and the daily interest rate for other currencies = the annual interest rate /360.

1.4.2        Adjustment of the loan interest rate under this Contract (please tick (☒) the box as appropriate):

☐ [***]

(1)    [***]

(2)    [***]

☒ A fixed interest rate is used under this Contract during the loan term.

[***]

1.4.3 In case of adjustments to the benchmark interest rate, Party A will correspondingly adjust the interest rate based on the latest benchmark interest rate on the adjustment date. If the People’s Bank of China adjusts the range of benchmark interest rates, leading to the agreed loan interest rate less than the interest rate floor specified by the People’s Bank of China, the loan interest rate hereunder is changed to the interest rate floor specified by the People’s Bank of China. If the People’s Bank of China ceases to publish the benchmark interest rate, the loan interest rate hereunder is changed to the generally recognized or general loan interest rate with the same term for the same period, in the banking industry, unless otherwise agreed by the parties.

1.4.4 If the interest rate determination and adjustment methods and the interest calculation method are changed by the state, relevant national regulations shall apply.

1.4.5 The aforesaid interest rate adjustment will not be notified to Party B by Party A.

1.5 The 20th day of each month is the interest settlement date. Party B shall pay interest on a ☐ monthly basis  ☒ quarterly basis  ☐ annual basis ☐ others          . The maturity date of the loan is the last interest settlement date, on which the interest and the principal shall be repaid.

(1) [***]

(2) on a quarterly basis, with the first interest settlement date falling on the 20th day following the loan disbursement, and with interest settlement on a three months basis after the first interest settlement date.

(3) [***]

(4) [***]

Article 2 Loan Disbursement

2.1 Party A has the right to examine the following prior to loan disbursement, and determine whether to disburse the loan according to the results of examination:

(1) whether Party B has duly obtained government permit, approval, registration, delivery and other legal procedures in relation to the loan hereunder in accordance with relevant laws and regulations;

(2) whether relevant guarantee contracts (if any) have come into force;

(3) whether Party B has repaid all the expenses in relation to this Contract (if any);

(4) whether Party B satisfies the loan conditions agreed in this Contract;

(5) whether there are adverse changes in operating and financial conditions of Party B and the guarantor (if any);

(6) whether there are adverse changes in the willingness of Party B and the guarantor (if any) to repay the loan;

(7) whether Party B breaches this Contract;

2.2 If deterioration in the credit standing of Party B, low profitability of the main business of Party B or abnormal use of the loan proceeds by Party B is found by Party A in loan disbursement, Party A has the right to change the loan disbursement method or cease to provide and pay the loan proceeds.

2.3 If Party A is unable to disburse the loan under this Contract due to changes in national macro-control policies, requirements of regulatory authorities of Party A on controlling the credit or credit investment instruction, and other reasons not attributable to Party A prior to loan disbursement, Party A has the right to cease the loan disbursement or terminate this Contract, and Party B has no objection in this regard.

2.4 Payment method

Party A and Party B agree that the loan proceeds shall be paid as follows:

☒ Full lender payment: Party A will pay the loan proceeds to the counterparty of Party B for the agreed purpose through the account of Party B, according to the drawdown application and payment order of Party B.

☐ [***]

☐ [***]

2.5 Payment management

Party A and Party B agree to manage the payment of the loan proceeds:

In the case of lender payment, Party B may request Party A to pay the loan proceeds, if:

(1) Party B submits the payment application, the corresponding business contract and other supporting materials as required by Party A, and the counterparty, payment amount and other information listed in the payment application are consistent with the supporting materials;

(2) The payment application conforms to the purpose of the loan agreed in this Contract;

(3) Party B authorizes Party A to pay the loan proceeds to the specific counterparty;

Party A has the right to examine whether the counterparty, payment amount and other information listed in the payment application provided by Party B are consistent with the corresponding business contract and other supporting materials, and has the right to reject the payment application that does not conform to the purpose of the loan agreed in this Contract.

[***]

2.6 Payment method change and change triggering event

Party A has the right to adjust the payment amount in the case of lender payment or change the payment method to full lender payment, if:

(1) in the case of borrower payment, Party B fails to report to Party A on the payment of the loan proceeds on a regular basis as agreed, or refuses to support Party A in checking whether the payment of the loan proceeds conforms to the agreed purpose through account analysis, certificate inspection, on-site investigation and otherwise;

(2) Party B splits an amount into smaller amounts for evading the lender payment by Party A in breach of this Contract;

(3) the credit standing of Party A deteriorates, or the profitability of the main business of Party B is not high;

(4) the loan proceeds are used abnormally;

(5) the regulatory department adjusts the lender payment standard.

2.7 Account management

By negotiation between Party A and Party B, Party B agrees to open the following account with Party A, which shall be monitored by Party A:

1. Party B agrees to open the loan disbursement account with Party A as required by Party A, with the account name of Shanghai OneConnect Financial Technology Co., Ltd. and the account number of 11015394239004. The disbursement and drawdown of the loan proceeds shall be made through such account. Party A has the right to carry out dynamic monitoring of the account. When an anomalous situation is found, Party A has the right to take measures including but not limited to freezing, payment suspension and otherwise.

2. Party B agrees to open a fund recovery account with Party A as required by Party A (please tick (☒) the box as appropriate)

☒ the fund recovery account, and such loan disbursement account as indicated in Paragraph 1

☐ [***]

If Party B fails to repay the loan owed to Party A in a timely manner, Party A has the right to deduct funds from the fund recovery account opened by Party B with Party A and other accounts opened by Party B with Party A and its branches, to repay the principal and interest of the loan.

3. Party B agrees that Party A has the right to recover the loan early according to the recovery of funds from Party B.

Article 3 Repayment

3.1 Party B shall repay the loan principal in accordance with the following repayment method specified in Option 2:

(1) [***]

(2) Repayment of the principal in one lump sum on the maturity date.

3.2 If Party B repays the principal on a monthly basis, the principal repayment date shall be the interest settlement date of each month, from the month in which the loan is disbursed; if the principal is repaid on a quarterly basis, the principal repayment date shall be the interest settlement date every three months after the loan disbursement; if the principal is repaid on an annual basis, the principal repayment date shall be the interest settlement date every twelve months after the loan disbursement.

3.3 Party B shall open an account with Party A and deposit the repayments into the account prior to the agreed repayment date.

3.4 Party B shall repay the loan principal and interest hereunder in full and on time. If any instalment is not repaid in full and on time, Party A has the right to require Party B to repay the loan in whole, and charge penalty interest on the entire outstanding loan from the date immediately following the maturity date.

3.5 Party B hereby irrevocably authorizes Party A to deduct, the principal, interest and fees of the due loan, from any of the accounts opened by Party B with all banking organizations of Ping An Bank.

3.6 If Party B needs to prepay the loan, it shall submit a written application to Party A thirty days in advance and obtain the written consent of Party A. The written application for prepayment shall be irrevocable upon the written consent of Party A.

☐ In case of prepayment, Party B shall pay the compensation to Party A. The compensation shall be paid to Party A by Party B, together with the principal prepayment and interest. The compensation is calculated as the prepayment amount × the number of days between the prepayment date and the maturity date × the interest rate agreed in this Contract. If the number of days between the prepayment date and the maturity date is less than 30 days, the compensation is based on the actual number of days and reduced by half; if the number of days between the prepayment date and the maturity date exceeds 30 days, the compensation is based on 30 days only.

Article 4 Representations and Warranties of Party B

4.1 Party B is a company legally established, validly existing and in good standing in the jurisdiction where it is located, and having all corporate rights, government permits and approval to carry on its business as now conducted.

4.2 Party B has obtained all the authorizations and approvals required for signing this Contract. The execution of this Contract is the true intention of Party B and will not lead to a breach of any agreement or undertaking signed by it with any third party. Party B does not violate any laws, regulations and rules on environmental protection, energy conservation, emission reduction and pollution reduction, in signing this Contract, and undertakes to strictly comply with the same after signing this Contract.

4.3 Save for those previously notified to Party A in writing prior to the execution of this Contract, Party B is not involved in any litigation, arbitration, execution, appeal, reconsideration and other procedures or other events or circumstances that may have a material adverse impact on the performance of this Contract.

4.4 Party B shall, within the period required by Party A, provide relevant information required by Party A including financial statements, all bank account numbers, balances of deposits and loans, and warrant that the documents and information provided are true, complete and objective, and do not contain any false representation, misleading statement or material omission, and that the financial statements have been prepared strictly in accordance with the Accounting Standards of China.

Article 5 Rights and Obligations of Party B

5.1 Party B has the right to request Party A to disburse the loan to Party B in accordance with this Contract, provided that if Party A is unable to disburse the loan under this Contract due to changes in national macro-control policies, requirements of regulatory authorities on controlling the credit or credit investment instruction, and other reasons not attributable to Party A, Party A has the right to cease the loan disbursement or terminate this Contract.

5.2 Party B shall use the loan and repay the loan principal and interest in full and on time in accordance with this Contract.

5.3 Party B shall open an account with Party A, and shall give priority to obtaining deposit, settlement and other services from Party A.

5.4 If Party B is a group customer, it shall report in writing to Party A on any related-party transaction with an amount over 10% of the net assets, including related-party relationship between parties to the transaction, transaction item and nature, transaction amount or corresponding proportion and pricing policy (including transaction without a specific transaction amount or with a nominal transaction amount), within ten days following the date of such transaction.

Group customer means any of corporations, and public institutions with corporate capacity:

(1) which directly or indirectly control the equity interest or operation of other corporations, and public institutions with corporate capacity, or whose equity interest or operation is directly or indirectly controlled by other corporations, and public institutions with corporate capacity;

(2) which are under common control by third-party corporations and public institutions with corporate capacity;

(3) which are directly or indirectly controlled jointly by major individual investors, key management personnel or their close family members (including direct relationships within three generations and collateral relationships within two generations);

(4) which shall be deemed group customers in credit management, if there are other related-party relationships that may lead to the transfer of assets and profits not at fair value.

5.5 Party B shall give Party A 30 days’ written notice, and shall obtain the written consent of Party A, if there shall occur:

(1) significant changes in the operating system, ownership structure, form of property right organization and main business, including but not limited to contracting, lease, joint operation, transformation into a joint-stock company, combination (merger), acquisition, joint venture (cooperation), division, establishment of subsidiaries, trusteeship (receivership), disposal of businesses, transfer of property rights, capital reduction and otherwise;

(2) sale, donation, lending, transfer, mortgage (pledge) or other disposal of material assets with a value exceeding 10% of the net assets;

(3) distribution of dividends exceeding 30% of the net profit after tax for the year or 20% of all undistributed profits;

(4) new outward investment exceeding 20% of the net assets after the credit line becomes effective;

(5) changes in the debt terms with other banks and prepayment of other long-term debts;

(6) repayment of debts to shareholders of Party B;

(7) application to other banks for a credit, or provision of guarantee for third parties, or reduction in third party debts, with the amount of the debts exceeding 20% of the net assets,

which in each case, will, in the opinion of Party A, have a significant impact on the performance of this Contract.

5.6 Party B shall give Party A written notice within seven working days follow the date of occurrence or possible occurrence of any of the following events, and in each case Party A has the right to determine whether to require Party B to provide additional guarantee or directly withdraw the entire loan, as the case maybe:

(1) deterioration in the operating and financial conditions, significant financial losses, asset losses (including but not limited to asset losses arising out of provision of external guarantee) and other financial distress of Party B and the guarantor;

(2) administrative punishment or criminal sanction on Party B due to illegal operation or its involvement in significant legal disputes;

(3) involvement of Party B, its shareholders or actual controllers, the guarantor’s legal representative or main management personnel in serious cases, compulsory measures against them including preservation of their main assets, or administrative penalties or criminal sanctions on them, or other events that prevent them from performing their duties normally;

(4) provision of guarantee by Party B or the guarantor to a third party, which has a material adverse impact on its financial position or its ability to perform its obligations under this Contract;

(5) division, combination, significant merger, acquisition and reorganization, significant asset disposal, capital reduction, closure of business, suspension of business for rectification, liquidation, reorganization, cancellation, dissolution, bankruptcy, revocation of business license of Party B or the guarantor and otherwise;

(6) significant reduction in the value, losses, disputes over the ownership, seizure, attachment, freezing, transfer of, lien on or auction of the collateral;

(7) Other significant events or events of default that may affect the business activities of Party B and the guarantor and the safety of the loan from Party A.

5.7 In case of any change in domicile, correspondence address, contact number, business scope, legal representative and other matters, Party B shall notify Party A in writing within seven working days following such change. If Party B fails to perform the above notification obligations, relevant notice and documents (including but not limited to notice and documents of the parties during the term of this Contract, relevant materials and documents in relation to arbitration and litigation during arbitration and litigation during arbitration or litigation, and relevant materials and instruments during the execution of judgment in a case) delivered by Party B to the original domicile and contact address shall be deemed to have been delivered.

5.8 Party B warrants that it will maintain reasonable financial ratios during the loan term.

☐ During the loan term, the financial indicator will meet the following standard:

Article 6 Rights and Obligations of Party A

6.1 Party A has the right to recover the principal and interest of the debt (including compound interest, overdue penalty, and penalty interest for diversion of funds) in accordance with this Contract, collect the fees payable by Party B, and has the right to directly deduct the above principal and interest and fees from the account of Party B.

6.2 In the case of a loan with a term of more than one year (exclusive), Party A has the right to evaluate operating and financial conditions of Party B and the guarantor and the progress of specific projects according to the loan conditions agreed in the contract at the time of loan disbursement, from the second year following the loan disbursement, and adjust the loan amount, term and interest rate according to the evaluation results.

If there is collateral (pledge), Party A has the right to require a valuation of the collateral or pledge conducted by a valuation agency recognized by Party A each year. If there is a significant decline in the value of the collateral (pledge) such that it is insufficient to secure the debts under the master contract, Party A has the right to require Party B to repay part of the loan or provide other guarantee measures accepted by Party A.

6.3 Party A has the right to require Party B to provide information in relation to the loan, enter the premises of Party B, investigate, review and inspect the use of credit, and the assets, financial and operating conditions of Party B, in respect of which Party B shall provide support; and supervise Party B to use the loan for the purpose agreed in this Contract.

6.4 Party A shall be obligated to keep confidential the information provided by Party B, except as otherwise required by laws and regulations or regulatory authorities or agreed by the parties, or except for information provided by Party B which does not constitutes confidential information.

Article 7 Default

7.1 An event of default within the meaning of this article occurs if:

(1)     Party B fails to use the loan proceeds in an agreed manner or splits an amount into smaller amounts for evading the lender payment by Party A specified in Article 2.5 hereof; or

(2)      Party B is in arrears with interest, fails to repay any amount overdue, causes the payment of an advance by the bank, or uses the loan proceeds other than for the agreed purpose, in respect of the loan hereunder;

(3)      Party B breaches representations, warranties and undertakings made by it;

(4)      Party B breaches any of its obligations hereunder;

(5)      Party B conceals important facts;

(6)      Party B or the guarantor evades the repayment of debts owed to the bank through related-party transaction or otherwise;

(7)     Party B or the guarantor is negligent in managing or recovering matured claims, disposes of or transfers existing major properties without charge, at an unreasonably low price and in an inappropriate manner or otherwise evades debts;

(8)     Party B fraudulently obtains funds or credits from Party A or other banks, through the use of illusory contracts and arrangements with third parties, including but not limited to discounting or pledging notes receivable and other claims in respect of which no truthful transactions are conducted;

(9)     Party B or the guarantor breaches other contracts with Party A or other banks (including but not limited to credit contract, loan contract and guarantee contract) or the terms of any debt securities issued by it;

(10)     there shall occurs, the breach by the guarantor of Party B of guarantee contracts (including but not limited to guaranty contract, mortgage contract and pledge contract), events of default under the guarantee contracts; the guarantee contracts are ineffective, invalid or rescinded; there shall occurs significant reduction in the value, losses, disputes over the ownership, seizure, attachment, freezing, transfer of, lien on, auction of the collateral;

(11)      there occurs any of the events specified in Articles 5.5 and 5.6, which will, in the opinion of Party A, affect the safety of its claim as creditor.

7.2 In case of any event of default, Party A has the right to:

(1)      suspend or terminate the disbursement of any undisbursed amount hereunder;

(2)      declare the credit due prematurely, require Party B to immediately repay the principal, interest and expenses of the credit in whole or in part, and from the date of the event of default, charge default interest at the default interest rate on the entire principal of the credit disbursed, until Party B repays the entire principal of the credit;

The expenses and costs include but not limited to attorney fees, legal fees, arbitration fees, travel expenses, announcement fees, delivery fees, execution fees, transfer fees and other expenses paid by Party A to realize its creditor’s right.

(3)      require Party B to provide new guarantee acceptable to Party A;

(4)      adjust the loan amount, term and interest rate according to the loan risk profile, and change the loan payment method to lender payment;

(5)      directly deduct funds from the accounts of Party B and the guarantor to repay all debts of Party B under this Contract and specific business contracts (including debts required by Party A to be repaid prematurely), without prior consent of Party B;

(6)      exercise the security right, and require the guarantor to fulfill the guarantee responsibility, or realize the claim by disposing of the collateral and/or pledge.

(7)      charge penalty interest on the principal of the loan at the interest rate hereunder plus 50%, based on the number of days past due, from the date immediately following the maturity date, if Party B fails to repay as agreed the loan which falls due, or becomes due prematurely; and charge penalty interest on the diverted amount of the loan, at the interest rate hereunder plus 100%, from the first date on which the loan is used in breach of this Contract, if Party B uses the loan other than for the agreed purpose.

Compound interest on interest which is not paid on time is charged at the default interest rate. If the loan payment is overdue and the loan proceeds are diverted for other purposes, the default interest or compound interest, whichever is higher, shall be charged.

If the number of days past due is less than 90 days (inclusive), the order of repayment of the loan principal and interest is as follows: (1) expenses; (2) interest (including default interest and compound interest); and (3) the principal. If the number of days past due exceeds 90 days, the order of repayment of the loan principal and interest is as follows: (1) expenses; (2) the principal; and (3) interest (including default interest and compound interest).

(8) claim lawful right of subrogation against debtors of Party B, or request the court to invalidate the waiver by Party B of its matured claims or transfer by Party B of assets at nil consideration or at a low price which is obviously unreasonable, in respect of which Party B shall provide all necessary support and assistance as required by Party A, and bear all costs incurred by Party A thereby.

(9) take other remedial measures under laws, regulations and this Contract.

Article 8 Miscellaneous

When the foreign currency of the pledge depreciates by 2% or above against RMB as compared with that at the loan disbursement  date, Party B shall, within 2 working days, increase the security deposit to make up for such depreciation, otherwise Party A has the right to deem the credit to be prematurely due and to dispose of the pledge.

Article 9 Supplementary Provisions

9.1 If the credit under this Contract is a credit under a credit line contract, the guarantee method under the credit line contract shall apply equally.

9.2 ☐ [***].

☒ The parties will not have this Contract notarized for enforcement

9.3 All of the single credit application, credit contract, receipt for a loan and credit facility certificate in relation to this Contract and other relevant documents and materials confirmed by the parties, as well as the letter of undertaking, declaration and other documents unilaterally issued by Party B to Party A, are integral parts of this Contract and have the same legal effect.

9.4 Party B agrees and authorizes Party A to obtain the credit information of Party B from the financial credit information basic database and other credit agencies established by law, during Party B’s application for the credit service and the existence of the credit service to Party B, for the purpose of credit service application of Party B and subsequent management.

Party B agrees and authorizes Party A to submit the enterprise and credit information of Party B (including but not limited to credit facility information, and information that has a negative impact on the credit status of the person subject to the investigation) to the financial credit information basic database and other credit agencies established by law, in accordance with the Regulations on Administration of the Credit Investigation Industry.

9.5 The options shall be confirmed by ticking (☒) the boxes.

9.6 Any dispute arising in performance of the Contract may be settled by negotiation. Where the dispute cannot be settled by negotiation, the dispute shall be settled by Option (2) below:

(1) [***]

(2) filing a lawsuit in the people’s court in the place where Party A is located.

(3) [***]

9.7 This Contract shall be governed by the laws of the People’s Republic of China.

9.8 This Contract comes into force upon being signed by the parties (signed or sealed by their respective authorized signatories, and sealed with official seal).

If there are loans which are not actually disbursed hereunder within three months following the entry into force of this Contract, Party A has the right to unilaterally terminate this Contract.

9.9 This Contract is signed in four counterparts. Party A shall keep two counterparts, and Party B and ☒ the guarantor ☐ the registration authority shall each keep one counterpart.

Party B hereby represents that it fully understands the terms of this Contract (especially words in bold) and the relevant guarantee contract terms and other relevant documents, and has obtained independent legal advice (where necessary).

Party A (seal)

Legal representative (responsible person) or authorized agent (signature):	/s/ Zhiqun Yang

Signature date: March 29, 2019

Party B (seal)

Legal representative/authorized agent (signature):	/s/ Wangchun Ye

Signature date: March 28, 2019

Appendix 1:

Schedule of Loan Principal Repayment by Party B in Instalments

Number of Installments	Repayment Date	Repayment Amount (in words)